UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 19, 2011

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 19, 2011, Unifi Manufacturing, Inc. (“UMI”), a wholly owned subsidiary of Unifi, Inc. (the “Registrant”), and Dillon Yarn Corporation (“DYC”), entered into a Fourth Amendment (the “Fourth Amendment”) to the Sales and Services Agreement dated as of January 1, 2007 (as amended by a First Amendment to Sales and Services Agreement effective January 1, 2009, a Second Amendment to Sales and Services Agreement effective January 1, 2010, and a Third Amendment to Sales and Services Agreement effective January 1, 2011, the “Agreement”). The Fourth Amendment provides that effective January 1, 2012, the term of the Agreement will be extended for a one (1) year term, which will expire on December 31, 2012. The consideration for the Sales Services (as defined in the Agreement) and Transitional Services (as defined in the Agreement) to be provided by DYC to UMI during the one year term of the Fourth Amendment shall be paid in advance, in quarterly installments of $106,250.

Mr. Mitchel Weinberger, a member of the Board of Directors of the Registrant, is the President and Chief Operating Officer of DYC.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Fourth Amendment to Sales and Services Agreement, executed on December 19, 2011, by and between Unifi Manufacturing, Inc. and Dillon Yarn Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/S/ CHARLES F. MCCOY
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: December 20, 2011

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Fourth Amendment to Sales and Services Agreement, executed on December 19, 2011, by and between Unifi Manufacturing, Inc. and Dillon Yarn Corporation.